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                                                                    EXHIBIT 99.2

                          PHYCOR, INC. AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
                           CONSOLIDATED BALANCE SHEETS
                MARCH 31, 2002 (UNAUDITED) AND DECEMBER 31, 2001
                    (ALL AMOUNTS ARE EXPRESSED IN THOUSANDS)

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                                                                   2002            2001
                                                                -----------     -----------
                           ASSETS
Current assets:
   Cash and cash equivalents - unrestricted                     $    22,285     $    21,471
   Cash and cash equivalents - restricted                            30,544          30,256
   Accounts receivable, net                                           2,068           2,068
   Prepaid expenses and other current assets                          9,149          13,444
   Notes receivable, current installments                             1,095           1,077
                                                                -----------     -----------
     Total current assets                                            65,141          68,316
Property and equipment, net                                           5,617           5,793
Intangible assets, net                                               35,042          32,710
Notes receivable, excluding current installments                     13,001          13,099
Other assets                                                            816           1,091
                                                                -----------     -----------
     Total assets                                               $   119,617     $   121,009
                                                                ===========     ===========
            LIABILITIES AND SHAREHOLDERS' DEFICIT
Liabilities not subject to compromise
  Current liabilities:
   Current installments of long-term debt and capital leases    $       477     $       518
   Current installments of convertible subordinated notes
      and debentures                                                     --         313,020
   Accounts payable                                                   2,300           2,003
   Salaries and benefits payable                                      4,712           3,797
   Incurred but not reported claims payable                          26,905          26,474
   Current portion of accrued restructuring reserves                  1,550          12,817
   Other accrued expenses and current liabilities                    19,952          51,520
                                                                -----------     -----------
     Total current liabilities                                       55,896         410,149

  Long-term debt and capital leases, excluding current
     installments                                                     1,336           1,024
  Accrued restructuring reserves, excluding current portion              --           9,266
  Other liabilities                                                     575              --
Liabilities subject to compromise                                   363,336              --
                                                                -----------     -----------
     Total liabilities                                              421,143         420,439
                                                                -----------     -----------
Minority interest in earnings of consolidated partnerships            1,159           1,315

Shareholders' deficit:
   Preferred stock, no par value, 10,000 shares authorized               --              --
   Common stock, no par value; 250,000 shares authorized;
      issued and outstanding 73,234 shares in 2002 and
      73,237 shares in 2001                                         834,168         834,168
   Accumulated deficit                                           (1,136,853)     (1,134,913)
                                                                -----------     -----------
     Total shareholders' deficit                                   (302,685)       (300,745)
                                                                -----------     -----------
Commitments and contingencies
     Total liabilities and shareholders' deficit                $   119,617     $   121,009
                                                                ===========     ===========
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